Exhibit 5.1

KANE KESSLER, P.C. 600 THIRD AVENUE NEW YORK, NEW YORK 10016-1901 TEL 212.541.6222 FAX 212.245.3009 WWW.KANEKESSLER.COM WRITER’S DIRECT NUMBER WRITER’S EMAIL

March 19, 2024

Cadre Holdings, Inc.

13386 International Parkway

Jacksonville, FL 32218

Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Cadre Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing on April 19, 2023 of a Registration Statement on Form S-3 (File No. 333-271328) with the Securities and Exchange Commission (the “Commission”) relating to the primary offering by the Company of up to $300,000,000 of any combination of securities of the types specified therein, including shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as well as a secondary offering of up to 3,000,000 shares of Common Stock by certain selling stockholders of the Company (“Initial Registration Statement”). The Registration Statement was amended by Amendment No. 1 filed with the Commission on May 16, 2023, and was declared effective by the Commission on June 1, 2023 (”Amendment No. 1”, and collectively with the Initial Registration Statement, the “Registration Statement”). Reference is made to our opinion letter dated April 18, 2023 and included as Exhibit 5.1 to the Initial Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on March 18, 2024 by the Company with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended. The Prospectus Supplement relates to the primary offering by the Company of up to 2,745,719 shares of the Company’s Common Stock (“Primary Shares”) covered by the Registration Statement and a secondary offering by a stockholder of the Company (“Selling Stockholder”) of certain shares of Common Stock covered by the Registration Statement and a Registration Statement on Form S-3 (File No. 333-277958), filed with the Commission on March 14, 2024 (the “Rule 462(b) Registration Statement”). The shares of Common Stock are being offered and sold by the Company pursuant to a certain Underwriting Agreement, dated March 14, 2024 (the “Underwriting Agreement”) entered into by and among the Company, the Selling Stockholder and BofA Securities, Inc as representative of the several underwriters named therein (“Underwriters”). Included in the number of Primary Shares set forth above are 545,719 Primary Shares that may be offered and sold by the Company upon exercise of an option to purchase additional shares to be granted to the Underwriters.

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect (the “Amended and Restated Certificate”); (ii) the Amended and Restated Bylaws of the Company, currently in effect (the “Bylaws”); (iii) certain records of the Company’s corporate proceedings as reflected in its minute books; (iv) the Initial Registration Statement and Amendment No. 1 thereto and Rule 462(b) Registration Statement, in the forms they were filed with the Commission, as amended to the date hereof; (v) the form of the Prospectus Supplement included as a part of the Registration Statement to be delivered to the Underwriters in accordance with the Securities Act with respect to the Primary Shares to be issued and sold pursuant to the Underwriting Agreement; and (vi) the Underwriting Agreement, in the form filed with the Commission.

We have also examined such other documents, papers, authorities, and statutes, and have made such inquiries of Company officers and representatives, as we have deemed necessary to form the basis of the opinions hereinafter set forth.

We have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for the opinions expressed in this opinion letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company, including that the number of shares of Common Stock which the Company is authorized to issue in its Amended and Restated Certificate exceeds (i) the number of shares of Common Stock outstanding, (ii) the number of shares of Common Stock held as treasury shares, (iii) the number of shares of Common Stock the Company has otherwise reserved for issuance for any purpose, and (iv) the number of shares of Primary Shares which the Company will issue and sell pursuant to the Underwriting Agreement, and we have assumed for purposes of our opinion herein that such condition will remain true at all future times relevant to this opinion. We have also assumed that the Primary Shares will be issued and delivered against adequate consideration therefor (not less than par value for the offered shares of the Common Stock) and that an appropriate prospectus with respect to the Primary Shares of Common Stock included therein to be offered pursuant to the Underwriting Agreement will be prepared, delivered and filed in compliance with the Securities Act. We have also relied on certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

On the basis of the foregoing and the assumptions set forth below, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Primary Shares are duly authorized and when issued, delivered and paid for as contemplated in the Registration Statement, and in accordance with the Underwriting Agreement, the Primary Shares will be validly issued, fully-paid and non-assessable.

The opinions set forth in this opinion letter are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the uses of our name under the caption “Validity of the Securities” in the Registration Statement and the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the General Corporation Law of the State of Delaware as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations, and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

By:	/s/ Kane Kessler